Electronic Articles of Incorporation
For

P15000041983
FILED
May 11, 2015
Sec. Of State
msolomon

GLOBAL BOATWORKS HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GLOBAL BOATWORKS HOLDINGS, INC.

Article II

The principal place of business address:

2637 ATLANTIC BLVD.
#134
POMPANO BEACH, FL. US 33062

The mailing address of the corporation is:

2637 ATLANTIC BLVD.
#134
POMPANO BEACH, FL. US 33062

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

90,000,000 COMMON 10,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:

ROBERT ROWE
2637 ATLANTIC BLVD.
#134
POMPANO BEACH, FL. 33062

I certify that I am familiar with and accept the responsibilities of registered agent.

P15000041983
FILED
May 11, 2015
Sec. Of State
msolomon

Article VI

The name and address of the incorporator is:

ROBERT ROWE
2637 ATLANTIC BLVD.
#134
POMPANO BEACH, FL 33062

Electronic Signature of Incorporator: ROBERT ROWE

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PD
ROBERT ROWE
2637 ATLANTIC BLVD.
POMPANO BEACH, FL. 33062 US